Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162695) of our report dated June 21, 2022, with respect to the financial statements and supplemental schedule of Old Dominion 401(k) Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (formerly Dixon Hughes Goodman LLP)

High Point, North Carolina
June 21, 2022